EXHIBIT 23.1









             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


The Board of Directors
REVELSTOKE INDUSTRIES, INC.
(A Development Stage Company)


We consent to the use in Form 10KSB of our Auditors' Report dated July 14, 2005 on the balance sheet of Revelstoke Industries, Inc. as at May 31, 2005, and the related statements of operations and deficit, stockholders' equity and cash flows for the periods from April 5, 2004 (date of inception) to May 31, 2005.




"MacKay LLP"

CHARTERED ACCOUNTANTS



Vancouver, British Columbia
Canada

September 13, 2006